September 2004 Call Report            Printed 01/20/2005 - Deutsche Bank Trust Company Americas - Certificate Number  623

FFIEC 031 Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	2,276,000			1.a.
b. Interest-bearing balances (2)			0071	138,000			1.b.
2. Securities
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0			2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,258,000			2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			B987	652,000			3.a.
b. Securities purchased under agreements to resell (3)			B989	8,532,000			3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0			4.a.
b. Loans and leases, net of unearned income	B528	6,932,000					4.b.
c. LESS: Allowance for loan and lease losses	3123	281,000					4.c.
d. Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)			B529	6,651,000			4.d.
5. Trading assets (from Schedule RC-D)			3545	7,112,000			5.
6. Premises and fixed assets (including capitalized leases)			2145	214,000			6.
7. Other real estate owned (from Schedule RC-M)			2150	6,000			7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	8,000			8.
9. Customers' liability to this bank on acceptances outstanding			2155	0			9.
10. Intangible assets:
a. Goodwill			3163	0			10.a.
b. Other intangible assets (from Schedule RC-M)			0426	27,000			10.b.
11. Other assets (from Schedule RC-F)			2160	6,087,000			11.
12. Total assets (sum of items 1 through 11)			2170	32, 961,000			12.

__________
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements, regardless of maturity.

September 2004 Call Report            Printed 01/20/2005 - Deutsche Bank Trust Company Americas - Certificate Number  623

FFIEC 031 Page RC--2

Schedule RC - Continued

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	7,792,000			13.a.
(1) Noninterest-bearing (1)	6631	2,923,000					13.a.(1)
(2) Interest bearing	6636	4,869,000					13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)			B993	6,663,000			14.a.
b. Securities sold under agreements to repurchase (3)			B995	187,000			14.b.
15. Trading liabilities (from Schedule RC-D)			3548	660,000			15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	242,000			16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding			2920	0			18.
19. Subordinated notes and debentures (4)			3200	8,000			19.
20. Other liabilities (from Schedule RC-G)			2930	2,924,000			20.
21. Total liabilities (sum of items 13 through 20)			2948	24,976,00			21.
22. Minority interest in consolidated subsidiaries			3000	407,000			22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	1,500,000			23.
24. Common stock			3230	2,127,000			24.
25. Surplus (exclude all surplus related to preferred stock)			3839	584,000			25.
26. a. Retained earnings			3632	3,287,000			26.a.
b. Accumulated other comprehensive income (5)			B530	80,000			26.b.
27. Other equity capital components (6)			A130	0			27.
28. Total equity capital (sum of Items 23 through 27)			3210	7,578,000			28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	32,961,000			29.

Memorandum
To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003

	RCON	Number	M.1.
	6724	N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the banks parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the banks financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

_________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3) Includes all securities repurchase agreements, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.